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Exhibit 23.2

Consent of Independent Accounting Firm

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2008, relating to the consolidated financial statements of Graystone Financial Corp. which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Harrisburg, Pennsylvania
December 31, 2008

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  Exhibit 23.2
Consent of Independent Accounting Firm